                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) February 20, 2004

                               TRUSERV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                    2-20910                            36-2099896
             (Commission File Number)       (I.R.S. Employer Identification No.)

8600 WEST BRYN MAWR AVENUE, CHICAGO, ILLINOIS          60631-3505
     (Address of Principal Executive Offices)          (Zip Code)

                                  773-695-5000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 7. Exhibit

99.1     Press release, dated February 20, 2004

Item 12. Results of Operations and Financial Condition.

TruServ Corporation issued the attached press release in connection with its fiscal year 2003 earnings.

Matters discussed in the attached press release may contain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially from the expectations contained therein. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed therein may include factors that are beyond the company's ability to control or estimate precisely, such as the ultimate requirements of the company's lenders, projections about the efficiencies that may be achieved by the company's initiatives, expectations about member response to the company initiatives, estimates of future market conditions in the hardware industry, the behavior of other market participants in the industry and the actions and economic conditions in the service territories of the company's members. Other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this document. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this letter.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRUSERV CORPORATION
                                            (Registrant)




Date: February 26, 2004                     By /s/ David A. Shadduck
                                            ----------------------------------
                                            Name: David A. Shadduck
                                            Title: Senior Vice President and
                                                     Chief Financial Officer